Contact: LEEANN GEPHART, CHIEF CONSUMER BANKING OFFICER	First Citizens Community Bank
570-545-6005	15 S. Main Street
570-662-8512 (fax)	Mansfield, PA 16933

citizens financial services, inc. reports unaudited first quarter 2024 financial results

MANSFIELD, PENNSYLVANIA— April 25, 2024 – Citizens Financial Services, Inc (Nasdaq: CZFS), parent company of First Citizens Community Bank (the “Bank”), released today its unaudited consolidated financial results for the three months ended March 31, 2024.

Highlights

•	The financial results of the Company continue to benefit from the acquisition of HV Bancorp, Inc. (“HVB”) that closed in the second quarter of 2023.

•
During the first quarter of 2024, the Company completed the sale of certain assets acquired as part of the HVB acquisition, which included loans and accrued interest, and software, as well as transferring certain contracts, processes and employees of a division internally known as Braavo. The proceeds from the sale totaled approximately $7.2 million and generated a pre-tax gain of approximately $1.1 million. Legal fees associated with the sale totaled approximately $201,000.

•
Net income was $7.0 million for the three months ended March 31, 2024, which is 2.3% more than the net income for 2023’s comparable period. The increase was driven by the gain on the sale of Braavo, which resulted in a pre-tax gain of approximately $900,000, net of legal fees. The effective tax rate for the three months ended March 31, 2024 was 17.4% compared to 19.0% in the comparable period in 2023, with the decrease being due to an increase in earnings on bank owned life insurance due to the passing of a former executive, which is not subject to income tax,  and certain merger and acquisition expenses from 2023 not being tax deductible.

•
Net interest income before the provision for credit losses was $21.0 million for the three months ended March 31, 2024, an increase of $2,878,000, or 15.9%, over the same period a year ago and was primarily due to the HVB acquisition.

•	Return on average equity for the three months (annualized) ended March 31, 2024 was 9.10% compared to 11.49% for the three months (annualized) ended March 31, 2023.

•	Return on average tangible equity for the three months (annualized) ended March 31, 2024 was 12.80% compared to 13.30% for the three months (annualized) ended March 31, 2023 (non-GAAP). (1)

•	Return on average assets for the three months (annualized) ended March 31, 2024 was 0.93% compared to 1.16% for the three months (annualized) ended March 31, 2023.

•
Non-performing assets increased $4,833,000 since March 31, 2023 and total $15,713,000 as of March 31, 2024, which is $2.5 million higher than the balance at December 31, 2023. The increase from March 31, 2023 and December 2023 is due to loans acquired as part of the HVB acquisition. As a percent of loans, non-performing assets totaled 0.70%, 0.59% and 0.63% as of March 31, 2024, December 31, 2023 and March 31, 2023.

First Quarter of 2024 Compared to the First Quarter of 2023

•
For the three months ended March 31, 2024, net income totaled $7,024,000 which compares to net income of $6,867,000 for the comparable period of 2023, an increase of $157,000 or 2.3%.  Basic earnings per share of $1.49 for the three months ended March 31, 2024 compares to $1.71 for the 2023 comparable period. Annualized return on equity for the three months ended March 31, 2024 and 2023 was 9.10% and 11.49%, while annualized return on assets was 0.93% and 1.16%, respectively.

•
Net interest income before the provision for credit losses for the three months ended March 31, 2024 totaled $20,958,000 compared to $18,080,000 for the three months ended March 31, 2023, resulting in an increase of $2,878,000, or 15.9%. Average interest earning assets increased $545.6 million for the three months ended March 31, 2024 compared to the same period last year, primarily due to the HVB acquisition. Average loans increased $563.1 million, while average investment securities decreased $30.5 million. The tax effected net interest margin for the three months ended March 31, 2024 was 3.05% compared to 3.30% for the same period last year. The yield on interest earning assets increased 92 basis points to 5.48%, while the cost of interest bearing liabilities increased 1.34% to 2.99% due to the rise in market interest rates and competitive pressure.

•
Due to the increase in non-performing loans and a change in estimated prepayment speeds on performing loans, a provision for credit losses of $785,000 was recorded in the first quarter of 2024. Due to limited loan origination activity in the first quarter of 2023, no provision was recorded for the first quarter of 2023.

•
Total non-interest income was $4,971,000 for the three months ended March 31, 2024, $2,797,000 more than the comparable period last year.  The primary drivers were the gain on the sale of assets associated with Braavo and activity due to the HVB acquisition. As a result of the acquisition, service charges, gains on loans sold, earnings on bank owned life insurance and other income increased.  Earnings on bank owned life insurance also increased due to the passing of a former employee in the first quarter of 2024. During the first quarter of 2024, the Company experienced a gain on its equity investment portfolio compared to a loss in the first quarter of 2023, both of which were due to market conditions at the time.

•
Total non-interest expenses for the three months ended March 31, 2024 totaled $16,643,000 compared to $11,778,000 for the same period last year, which is an increase of $4,865,000, or 41.3%. Salary and benefit costs increased $2,613,000 due to an additional 80.9 FTEs as a result of the acquisition and merit increases for 2024 as well as an increase in health insurance costs of $423,000. The increases in occupancy, furniture and fixtures, software expenses and amortization expenses was due to the acquisition and additional branches as part of it. FDIC insurance expense increased $225,000 due to the Company’s increased size and the Bank’s lower leverage capital ratio. Professional fees increased due to various legal matters, of which $201,000 was related to the sale of certain Braavo assets. Other expenses increased primarily due to the acquisition, with increases experienced in subscriptions, marketing and advertising, postage, printing, data communication expenses and FHLB letter of credit fees. Independent of the acquisition, other expenses increased due to insurance reimbursement received in 2023 to cover amounts previously expensed. Merger and acquisitions costs for the merger with HVB totaled $244,000 in 2023 and include professional and consulting fees, printing and travel related expenses.

•
The provision for income taxes decreased $132,000 when comparing the three months ended March 31, 2024 to the same period in 2023. This decrease was attributable to death benefits received upon the passing of a former employees and certain expenses in 2023 not being tax deductible.  The effective tax rate was 17.4% and 19.0% for the three months ended March 31, 2024 and 2023, respectively.

Balance Sheet and Other Information:

•
At March 31, 2024, total assets were $2.92 billion compared to $2.98 billion at December 31, 2023 and $2.34 billion at March 31, 2023. The loan to deposit ratio as of March 31, 2024 was 97.25% compared to 96.87% as of December 31, 2023 and 95.77% as of March 31, 2023.

•
Available for sale securities of $404.9 million at March 31, 2024 decreased $12.7 million from December 31, 2023 and decreased $38.6 million from March 31, 2023. The yield on the investment portfolio increased from 2.12% to 2.29% on a tax equivalent basis due to securities purchased during a higher rate environment and lower yielding securities maturing. Investment activity has been limited in the first quarter of 2024.

•
Net loans as of March 31, 2024 totaled $2.22 billion and decreased $9.6 million from December 31, 2023, due to a decrease in the amount of student loans outstanding and selling loans as part of the Braavo disposition. In comparison to March 31, 2023, loans have grown $509.8 million due to the HVB acquisition.

•
The allowance for credit losses - loans totaled $21,598,000 at March 31, 2024 which is an  increase of $445,000 from December 31, 2023 and is due to change in expected prepayment speeds and specific reserves on non-performing loans. The provision for credit losses on loans was $1,112,000 for the first quarter of 2024. Loan recoveries and charge-offs were $7,000 and $674,000, respectively, for the three months ended March 31, 2024 with the majority of the charge-offs associated with loans acquired as part of the HVB acquisition. The allowance as a percent of total loans was 0.96% as of March 31, 2024 and 0.94% as of December 31, 2023.

•
Deposits decreased $18.7 million from December 31, 2023, to $2.30 billion at March 31, 2024. With the rise in interest rates, competitive pressure for deposits has increased. Additionally, we have numerous state and political organizations as customers who withdrew funds during the first quarter of 2024 to fund various projects and bond payments.

•	Borrowed funds totaled $283.6 million as of March 31, 2024, a $38.5 million decrease from December 31, 2023.

•
Stockholders’ equity totaled $282.7 million at March 31, 2024, compared to $279.7 million at December 31, 2023, an increase of $3.0 million. Excluding accumulated other comprehensive loss (AOCI), stockholders equity increased $4.7 million and totals $309.3 million. The increase in stockholders equity, excluding AOCI, was attributable to net income for the three months ended March 31, 2024 totaling $7.0 million, offset by cash dividends for the first quarter totaling $2.3 million. As a result of changes in market interest rates impacting the fair value of investment securities and swaps, AOCI decreased $1.7 million from December 31, 2023.

Dividend Declared

On March 5, 2024, the Board of Directors declared a cash dividend of $0.49 per share, which was paid on March 29, 2024 to shareholders of record at the close of business on March 15, 2024. This quarterly cash dividend is an increase of 2.1% over the regular cash dividend of $0.48 per share declared one year ago, as adjusted for the 1% stock dividend declared in June 2023.

Citizens Financial Services, Inc. has nearly 1,900 shareholders, the majority of whom reside in markets where its offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are not historical facts; rather, they are statements based on the Company's current expectations regarding its business strategies and their intended results and its future performance.  Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.  Forward-looking statements are not guarantees of future performance.  Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, changes in general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company's filings with the Securities and Exchange Commission.  Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this press release or made elsewhere periodically by the Company or on its behalf.  The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

(1)	See reconciliation of GAAP and non-gaap measures at the end of the press release

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(UNAUDITED)
(Dollars in thousands, except per share data)
	As of or For The
	Three Months Ended
	March 31,
	2024	2023
Income and Performance Ratios
Net Income	$ 7,024	$ 6,867
Return on average assets (annualized)	0.93%	1.16%
Return on average equity (annualized)	9.10%	11.49%
Return on average tangible equity (annualized) (a)	12.80%	13.30%
Net interest margin (tax equivalent)(a)	3.05%	3.30%
Earnings per share - basic (b)	$ 1.49	$ 1.71
Earnings per share - diluted (b)	$ 1.49	$ 1.71
Cash dividends paid per share (b)	$ 0.490	$ 0.480
Number of shares used in computation - basic (b)	4,701,853	4,005,370
Number of shares used in computation - diluted (b)	4,701,853	4,005,375

Asset quality
Allowance for credit losses - loans	$ 21,598	$ 15,250
Non-performing assets	$ 15,713	$ 10,880
Allowance for credit losses - loans/total loans	0.96%	0.88%
Non-performing assets to total loans	0.70%	0.63%
Annualized net charge-offs to total loans	0.12%	0.00%

Equity
Book value per share (b)	$ 65.71	$ 59.85
Tangible Book value per share (a) (b)	$ 46.76	$ 51.73
Market Value (Last reported trade of month)	$ 49.20	$ 83.55
Common shares outstanding	4,706,991	3,971,049

Other
Average Full Time Equivalent Employees	394.1	313.2
Loan to Deposit Ratio	97.25%	95.77%
Trust assets under management	$ 173,716	$ 156,999
Brokerage assets under management	$ 362,408	$ 294,925

Balance Sheet Highlights	March 31,	December 31,	March 31,
	2024	2023	2023

Assets	$ 2,921,103	$ 2,975,321	$ 2,335,398
Investment securities	406,523	419,539	445,338
Loans (net of unearned income)	2,239,659	2,248,836	1,723,475
Allowance for credit losses - loans	21,598	21,153	15,250
Deposits	2,302,881	2,321,481	1,799,687
Stockholders' Equity	282,674	279,666	213,238

(a) See reconcilation of GAAP and Non-GAAP measures at the end of the press release
(b) Prior period amounts were adjusted to reflect stock dividends.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	March 31,	December 31,	March 31,
(in thousands except share data)	2024	2023	2023
ASSETS:
Cash and due from banks:
Noninterest-bearing	$ 14,047	$ 37,733	$ 24,249
Interest-bearing	15,572	15,085	1,924
Total cash and cash equivalents	29,619	52,818	26,173

Interest bearing time deposits with other banks	3,820	4,070	6,055

Equity securities	1,658	1,938	1,923

Available-for-sale securities	404,865	417,601	443,415

Loans held for sale	8,346	9,379	671

Loans (net of allowance for credit losses - loans: $21,598 at March 31, 2024;
$21,153 at December 31, 2023 and $15,250 at March 31, 2023)	2,218,061	2,227,683	1,708,225

Premises and equipment	21,083	21,384	17,588
Accrued interest receivable	10,596	11,043	7,176
Goodwill	85,758	85,758	31,376
Bank owned life insurance	49,418	49,897	39,573
Other intangibles	3,450	3,650	1,181
Fair value of derivative instruments - asset	14,857	13,687	14,197
Deferred tax asset	17,672	17,339	10,786
Other assets	51,900	59,074	27,059

TOTAL ASSETS	$ 2,921,103	$ 2,975,321	$ 2,335,398

LIABILITIES:
Deposits:
Noninterest-bearing	$ 523,844	$ 523,784	$ 369,658
Interest-bearing	1,779,037	1,797,697	1,430,029
Total deposits	2,302,881	2,321,481	1,799,687
Borrowed funds	283,565	322,036	288,059
Accrued interest payable	4,123	4,298	1,768
Fair value of derivative instruments - liability	8,698	7,922	8,234
Other liabilities	39,162	39,918	24,412
TOTAL LIABILITIES	2,638,429	2,695,655	2,122,160
STOCKHOLDERS' EQUITY:
Preferred Stock $1.00 par value; authorized
3,000,000 shares; none issued in 2024 or 2023	-	-	-
Common stock
$1.00 par value; authorized 25,000,000 shares at March 31, 2024, December 31, 2023 and
March 31, 2023: issued 5,160,754 at March 31, 2024 and December 31, 2023 and
4,427,687 at March 31, 2023	5,161	5,161	4,428
Additional paid-in capital	143,227	143,233	80,926
Retained earnings	177,693	172,975	171,629
Accumulated other comprehensive loss	(26,620)	(24,911)	(26,762)
Treasury stock, at cost: 453,763 at March 31, 2024 and 453,760 shares
at December 31, 2023 and 456,638 shares at March 31, 2023	(16,787)	(16,792)	(16,983)
TOTAL STOCKHOLDERS' EQUITY	282,674	279,666	213,238
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$ 2,921,103	$ 2,975,321	$ 2,335,398

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
	Three Months Ended
	March 31,
(in thousands, except share and per share data)	2024	2023
INTEREST INCOME:
Interest and fees on loans	$ 35,133	$ 22,549
Interest-bearing deposits with banks	243	71
Investment securities:
Taxable	1,624	1,556
Nontaxable	532	617
Dividends	401	314
TOTAL INTEREST INCOME	37,933	25,107
INTEREST EXPENSE:
Deposits	12,321	3,939
Borrowed funds	4,654	3,088
TOTAL INTEREST EXPENSE	16,975	7,027
NET INTEREST INCOME	20,958	18,080
Provision for credit losses	785	-
Provision for credit losses - acquisition day 1 non-PCD	-	-
NET INTEREST INCOME AFTER
PROVISION FOR CREDIT LOSSES	20,173	18,080
NON-INTEREST INCOME:
Service charges	1,372	1,211
Trust	244	230
Brokerage and insurance	665	514
Gains on loans sold	417	45
Equity security gains (losses), net	55	(218)
Available for sale security losses, net	-	-
Earnings on bank owned life insurance	668	218
Gain on sale of Braavo division	1,102	-
Other	448	174
TOTAL NON-INTEREST INCOME	4,971	2,174
NON-INTEREST EXPENSES:
Salaries and employee benefits	10,290	7,677
Occupancy	1,324	835
Furniture and equipment	236	151
Professional fees	703	381
FDIC insurance expense	525	300
Pennsylvania shares tax	310	298
Amortization of intangibles	148	31
Software expenses	514	351
ORE (income) expenses	(13)	26
Merger and acquisition expenses	-	244
Other	2,606	1,484
TOTAL NON-INTEREST EXPENSES	16,643	11,778
Income before provision for income taxes	8,501	8,476
Provision for income tax expense	1,477	1,609
NET INCOME	$ 7,024	$ 6,867

PER COMMON SHARE DATA:
Net Income - Basic	$ 1.49	$ 1.71
Net Income - Diluted	$ 1.49	$ 1.71
Cash Dividends Paid	$ 0.490	$ 0.480

Number of shares used in computation - basic	4,701,853	4,005,370
Number of shares used in computation - diluted	4,701,853	4,005,375

CITIZENS FINANCIAL SERVICES, INC.
QUARTERLY CONDENSED, CONSOLIDATED INCOME (LOSS) STATEMENT INFORMATION
(UNAUDITED)
(in thousands, except per share data)		Three Months Ended,
	March 31,	Dec 31,	Sept 30,	June 30,	March 31,
	2024	2023	2023	2023	2023
Interest income	$ 37,933	$ 38,512	$ 36,689	$ 26,810	$ 25,107
Interest expense	16,975	16,657	14,285	8,889	7,027
Net interest income	20,958	21,855	22,404	17,921	18,080
Provision for credit losses	785	200	475	262	-
Provision for credit losses - acquisition day 1 non-PCD	-	-	-	4,591	-
Net interest income after provision for credit losses	20,173	21,655	21,929	13,068	18,080
Non-interest income	4,916	3,410	3,593	2,405	2,392
Investment securities gains (losses), net	55	79	69	(125)	(218)
Non-interest expenses	16,643	15,920	16,444	20,680	11,778
Income (loss) before provision for income taxes	8,501	9,224	9,147	(5,332)	8,476
Provision for income tax expense (benefit)	1,477	1,684	1,599	(1,188)	1,609
Net income (loss)	$ 7,024	$ 7,540	$ 7,548	$ (4,144)	$ 6,867
Earnings (Loss) Per Share Basic	$ 1.49	$ 1.60	$ 1.61	$ (1.01)	$ 1.71
Earnings (Loss) Per Share Diluted	$ 1.49	$ 1.60	$ 1.61	$ (1.01)	$ 1.71

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED AVERAGE BALANCES, INTEREST, YIELDS AND RATES, AND NET INTEREST MARGIN ON A FULLY TAX-EQUIVALENT BASIS
(UNAUDITED)
	Three Months Ended March 31,
	2024			2023
	Average		Average	Average		Average
	Balance (1)	Interest	Rate	Balance (1)	Interest	Rate
(dollars in thousands)	$	$	%	$	$	%
ASSETS
Interest-bearing deposits at banks	29,184	212	2.92	14,129	27	0.78
Interest bearing time deposits at banks	4,054	31	3.08	6,055	44	3.00
Investment securities:
Taxable	362,963	2,025	2.23	380,537	1,870	1.97
Tax-exempt (3)	107,497	674	2.51	120,413	781	2.59
Investment securities	470,460	2,699	2.29	500,950	2,651	2.12
Loans: (2)(3)(4)
Residential mortgage loans	359,720	5,059	5.66	212,015	2,704	5.17
Construction loans	189,898	3,491	7.39	85,432	1,139	5.41
Commercial Loans	1,236,308	19,519	6.35	935,212	12,325	5.34
Agricultural Loans	344,468	4,405	5.14	344,291	4,253	5.01
Loans to state & political subdivisions	56,648	550	3.90	59,318	543	3.71
Other loans	110,140	2,217	8.10	97,833	1,692	7.01
Loans, net of discount (2)(3)(4)	2,297,182	35,241	6.17	1,734,101	22,656	5.30
Total interest-earning assets	2,800,880	38,183	5.48	2,255,235	25,378	4.56
Cash and due from banks	9,822			7,039
Bank premises and equipment	21,289			17,617
Other assets	178,841			90,409
Total non-interest earning assets	209,952			115,065
Total assets	3,010,832			2,370,300
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	799,968	5,223	2.63	510,198	1,517	1.21
Savings accounts	302,091	387	0.52	319,408	206	0.26
Money market accounts	381,042	2,793	2.95	321,178	1,274	1.61
Certificates of deposit	422,420	3,918	3.73	279,244	942	1.37
Total interest-bearing deposits	1,905,521	12,321	2.60	1,430,028	3,939	1.12
Other borrowed funds	375,972	4,654	4.98	299,119	3,088	4.19
Total interest-bearing liabilities	2,281,493	16,975	2.99	1,729,147	7,027	1.65
Demand deposits	370,951			375,003
Other liabilities	49,488			27,064
Total non-interest-bearing liabilities	420,439			402,067
Stockholders' equity	308,900			239,086
Total liabilities & stockholders' equity	3,010,832			2,370,300
Net interest income		21,208			18,351
Net interest spread (5)			2.49%			2.91%
Net interest income as a percentage
of average interest-earning assets			3.05%			3.30%
Ratio of interest-earning assets
to interest-bearing liabilities			123%			130%

(1) Averages are based on daily averages.
(2) Includes loan origination and commitment fees.
(3) Tax exempt interest revenue is shown on a tax equivalent basis for proper comparison using a statutory federal income tax rate of 21% for 2024 and 2023. See reconciliation of GAAP and non-gaap measures at the end of the press release
(4) Income on non-accrual loans is accounted for on a cash basis, and the loan balances are included in interest-earning assets.
(5) Interest rate spread represents the difference between the average rate earned on interest-earning assets and the average rate paid on interest-bearing liabilities.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED SUMMARY OF LOANS BY TYPE; NON-PERFORMING ASSETS; and ALLOWANCE FOR CREDIT LOSSES
(UNAUDITED)
(Excludes Loans Held for Sale)
(In Thousands)
	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023
Real estate:
Residential	$ 357,779	$ 359,990	$ 356,381	$ 358,025	$ 212,793
Commercial	1,115,900	1,092,887	1,081,123	1,080,513	878,972
Agricultural	318,413	314,802	314,164	312,302	312,793
Construction	184,506	195,826	175,320	156,927	75,745
Consumer	53,101	61,316	115,753	42,701	87,101
Other commercial loans	129,438	136,168	120,347	120,288	64,133
Other agricultural loans	24,345	30,673	26,648	30,615	32,052
State & political subdivision loans	56,177	57,174	56,660	61,471	59,886
Total loans	2,239,659	2,248,836	2,246,396	2,162,842	1,723,475
Less: allowance for credit losses - loans	21,598	21,153	21,455	21,652	15,250
Net loans	$ 2,218,061	$ 2,227,683	$ 2,224,941	$ 2,141,190	$ 1,708,225

Past due and non-performing assets

Total Loans past due 30-89 days and still accruing	$ 6,311	$ 10,457	$ 5,960	$ 4,828	$ 1,336

Non-accrual loans	$ 14,693	$ 12,187	$ 13,139	$ 13,073	$ 10,404
Loans past due 90 days or more and accruing	820	516	8	139	48
Non-performing loans	$ 15,513	$ 12,703	$ 13,147	$ 13,212	$ 10,452
OREO	200	474	474	426	428
Total Non-performing assets	$ 15,713	$ 13,177	$ 13,621	$ 13,638	$ 10,880

	Three Months Ended
Analysis of the Allowance for Credit Losses - Loans	March 31,	December 31,	September 30,	June 30,	March 31,
(In Thousands)	2024	2023	2023	2023	2023
Balance, beginning of period	$ 21,153	$ 21,455	$ 21,652	$ 15,250	$ 18,552
Impact of Adopting ASC 326	-	-	-	-	(3,300)
Charge-offs	(674)	(510)	(808)	(4)	(7)
Recoveries	7	8	10	26	5
Net (charge-offs) recoveries	(667)	(502)	(798)	22	(2)
PCD allowance for credit loss at acquisition	-	-	-	1,689	-
Provision for credit losses - loans	1,112	200	601	100	-
Provision for credit losses - acquisition day 1 non-PCD	-	-	-	4,591	-
Balance, end of period	$ 21,598	$ 21,153	$ 21,455	$ 21,652	$ 15,250

CITIZENS FINANCIAL SERVICES, INC.
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(Dollars in thousands, except per share data)

	As of
	March 31
	2024	2023
Tangible Equity
Stockholders Equity - GAAP	$ 282,674	$ 213,238
Accumulated other comprehensive loss	26,620	26,762
Intangible Assets	(89,208)	(32,557)
Tangible Equity - Non-GAAP	220,086	207,443
Shares outstanding adjusted for June 2023 stock Dividend	4,706,991	4,010,258
Tangible Book value per share - Non-GAAP	$ 46.76	$ 51.73

	As of
	March 31
	2024	2023
Tangible Equity per share
Stockholders Equity per share - GAAP	$ 60.05	$ 53.17
Adjustments for accumulated other comprehensive loss	5.66	6.68
Book value per share	65.71	59.85
Adjustment for intangible assets	(18.95)	(8.12)
Tangible Book value per share - Non-GAAP	$ 46.76	$ 51.73

	For the Three Months Ended
	March 31
	2024	2023
Return on Average Tangible Equity
Average Stockholders Equity - GAAP	$ 282,484	$ 207,873
Average Accumulated Other Comprehensive Loss	26,416	31,213
Average Intangible Assets	(89,321)	(32,608)
Average Tangible Equity - Non-GAAP	219,579	206,478
Net Income - GAAP	$ 7,024	$ 6,867
Annualized Return on Average Tangible Equity Non-GAAP	12.80%	13.30%

	For the Three Months Ended
	March 31
	2024	2023
Return on Average Assets and Equity Excluding sale of Braavo assets, net of legal fees and merger and acquisition costs
Net Income - GAAP	$ 7,024	$ 6,867
Boli death benefits	-	-
After tax gain on sale of Braavo, net of legal fees	(712)	-
After tax merger and acquisition costs	-	244
Net Income excluding merger and acquisition costs - Non-GAAP	$ 6,312	$ 7,111
Average Assets	3,010,832	2,370,300
Annualized Return on Average assets, Excluding sale of Braavo assets, net of legal fees and merger and acquisition costs - Non-GAAP	0.84%	1.20%

Average Stockholders Equity - GAAP	$ 308,900	$ 239,086
Annualized Return on Average stockholders equity, Excluding sale of Braavo assets, net of legal fees and merger and acquisition costs - Non-GAAP	8.17%	11.90%

Average Tangible Equity - Non-GAAP	219,579	206,478
Annualized Return on Average Tangible Equity Excluding sale of Braavo assets, net of legal fees and merger and acquisition costs - Non-GAAP	11.50%	13.78%

	For the Three Months Ended
	March 31
	2024	2023
Earnings per share, Excluding sale of Braavo assets, net of legal fees and merger and acquisition costs
Net Income - GAAP	$ 7,024	$ 7,875
Boli death benefits	-
After tax gain on sale of Braavo, net of legal fees	(712)	-
After Tax merger and acquisition costs	-	244
Net income excluding one time items - Non-GAAP	$ 6,312	$ 8,119
Number of shares used in computation - basic	4,701,853	4,005,375
Earnings per share, Excluding sale of Braavo assets, net of legal fees and merger and acquisition costs - Non-GAAP	$ 1.34	$ 2.03

	For the Three Months Ended
	March 31
Reconciliation of net interest income on fully taxable equivalent basis	2024	2023
Total interest income	$ 37,933	$ 25,107
Total interest expense	16,975	7,027
Net interest income	20,958	18,080
Tax equivalent adjustment	250	271
Net interest income (fully taxable equivalent) - Non-GAAP	$ 21,208	$ 18,351